SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [   ]

CHECK THE APPROPRIATE BOX:

[ X ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to 240.14a-11(c) or Section
       240.14a-12

                      Howard B. Wolf, Inc.
----------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[   ]   No fee required.

[ X ]  Fee  computed on table below per Exchange Act  Rules  14a-
       6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

                Common Stock, par value $.33-1/3 per share
          -------------------------------------------------------

          (2) Aggregate number of securities to which transaction applies:

                            1,056,191
          -------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $4,400,000.00 (bona fide estimate of distributable cash
              after liquidation (per Rule 0-11 (c) (2) (ii))
          -------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:

          -------------------------------------------------------

          (5) Total fee paid:

                               $880.00
          -------------------------------------------------------


[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by
       Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          -------------------------------------------------------

          (2)  Form, Schedule or Registration Statement No.:

          -------------------------------------------------------

          (3)  Filing Party:

          -------------------------------------------------------

          (4)  Date Filed:

          -------------------------------------------------------

                      HOWARD B. WOLF, INC.
                        3809 Parry Avenue
                    Dallas, Texas  75226-1753
                         (214) 823-9941


                         _________, 1999

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of the Shareholders of Howard B. Wolf, Inc., a Texas corporation (the "Company"), to be held at 10:00, a.m. on April ____, 1999 at __________________ Dallas, Texas __________ (including any adjournment or postponement thereof, the "Special Meeting").

     At the Special Meeting, you will be asked to consider the advisability of dissolving the Company by adopting a plan to liquidate the Company and distribute its assets to the shareholders (the "Plan of Liquidation").

     DETAILS OF THE PLAN OF LIQUIDATION APPEAR IN THE
ACCOMPANYING PROXY STATEMENT. PLEASE GIVE THIS MATERIAL YOUR
CAREFUL ATTENTION.

     Approval of the Plan of Liquidation requires the affirmative vote of the holders of at least two-thirds (66-2/3%) of the Company's issued and outstanding shares of common stock, $0.33-1/3 par value per share (the "Common Stock"). Each share of the Common Stock is entitled to one vote on all matters to come before the Special Meeting. The Common Stock constitutes the only outstanding class of capital stock of the Company.

     It is important that your shares of Common Stock be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please COMPLETE, SIGN AND DATE the enclosed proxy card and MAIL it promptly using the enclosed, pre-addressed, postage-paid, return envelope. If you attend the Special Meeting, you may revoke the proxy given and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention will be greatly appreciated.

                              Sincerely,


                              Howard B. Wolf
                              Chairman of the Board

                     YOUR VOTE IS IMPORTANT.
               PLEASE RETURN YOUR PROXY PROMPTLY.

                      HOWARD B. WOLF, INC.
                        3809 Parry Avenue
                    Dallas, Texas  75226-1753
                         (214) 823-9941

                  ____________________________


            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                    TO BE HELD APRIL __, 1999

To the Shareholders of Howard B. Wolf, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting (the "Special Meeting") of Shareholders of Howard B. Wolf, Inc. (the "Company"), will be held at _____________________________,
Dallas, Texas _____________ at 10:00 a.m. (Dallas, Texas time), on April __, 1999 for the purpose of considering the advisability of dissolving the Company by adopting a proposal to liquidate the Company and distribute its assets to the shareholders. The full text of the Plan of Complete Liquidation and Dissolution is attached as Appendix A to the Proxy Statement.

     THE SPECIAL MEETING IS BEING CALLED BY THE BOARD OF
DIRECTORS OF THE COMPANY IN ORDER FOR THE SHAREHOLDERS TO
CONSIDER THE ADVISABILITY OF DISSOLVING THE COMPANY BY ADOPTING A
PROPOSAL TO LIQUIDATE THE COMPANY AND DISTRIBUTE ITS ASSETS TO
THE SHAREHOLDERS.

     The Board of Directors has fixed the close of business on ___________,1999 as the record date (the "Record Date") for the determination of the shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. The stock transfer books will not be closed. A list of shareholders entitled to vote at the Special Meeting will be available for examination at the offices of the Company for ten days prior to the Special Meeting. Approval of the Plan of Liquidation requires the affirmative vote of the holders of at least two-thirds (66%) of the Company's common stock.

     EACH SHAREHOLDER IS CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. TO ASSURE REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAD PREVIOUSLY RETURNED A PROXY CARD.

                              By Order of the Board of Directors,


                              Howard B. Wolf
                              Chairman of the Board

Dallas, Texas
_________, 1999

TABLE OF CONTENTS
                                                               Page
                                                               ----
QUESTIONS AND ANSWERS ABOUT THE PROPOSED
 LIQUIDATION OF THE COMPANY..................................   1
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS..............   2
THE SPECIAL MEETING..........................................   3
 Time, Date and Place of Special Meeting.....................   3
 Purpose of the Special Meeting; Recommendation of
  the Board of Directors.....................................   3
 Record Date and Outstanding Shares..........................   4
 Intentions to Vote..........................................   4
 Quorum and Voting of Proxies; Revocation....................   4
 Voting Rights...............................................   4
 Vote Required...............................................   5
 No Dissenters' or Appraisal Rights Under Texas Law..........   5
 Proxy Solicitation and Expenses.............................   5
THE PROPOSED LIQUIDATION.....................................   6
 General.....................................................   6
 Provision for Liabilities and Claims........................   7
 Estimated Amount Available for Distribution per Share.......   8
 Distribution to Shareholders................................   9
 Directors Officers and Indemnification......................   9
 Background of the Proposed Liquidation......................   9
 The Company's Reasons for the Proposed Liquidation;
  Recommendation of the Board of Directors...................  11
 Interests of Certain Persons in the Proposed Liquidation....  12
 Regulatory Approvals........................................  12
 Material Federal Income Tax Consequences....................  12
 Expenses and Other Fees.....................................  14
 Delisting and Deregistration of the Company's
  Common Stock...............................................  14
OWNERSHIP OF COMMON STOCK BY MANAGEMENT......................  15
SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY..........  16
PRO FORMA CONSOLIDATED SELECTED FINANCIAL DATA...............  17
STOCK PERFORMANCE DATA.......................................  18
 Market Information..........................................  18
 Recent Market Price.........................................  18
 Number of Holders...........................................  18
COMPARATIVE PER SHARE DATA...................................  19
PRO FORMA FINANCIAL DATA.....................................  20
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............  23
DEADLINE FOR SHAREHOLDER PROPOSALS...........................  23
MISCELLANEOUS................................................  24

                      QUESTIONS AND ANSWERS
                 ABOUT THE PROPOSED LIQUIDATION



Q.   Who is soliciting my proxy?

A.   The Board of Directors of Howard B. Wolf, Inc.


Q.   Where and when is the Special Meeting?

A.   10:00 a.m., April __, 1999, at _____________________________
     Dallas, Texas ____________.


Q.   What am I voting on?

A. Management of the Company is seeking the authorization of the shareholders to liquidate the Company and distribute its assets to the shareholders through the adoption of the Plan of Complete Liquidation and Dissolution.


Q.   Why should the Company liquidate?

A. The Company has experienced the erosion of its primary marketplace as more and more independent women's specialty stores have closed and many remaining stores are placing smaller and smaller orders. Contributing to this erosion are the generational and societal buying habits of women. After extensive research and study, management has determined that these trends will continue to negatively impact the future prospects of the Company.


Q. How will the money received from the liquidation be distributed to the Company's shareholders?

A. After the payment of all of the Company's claims and obligations, the Company shall distribute pro rata to the shareholders all available cash. Management currently estimates that approximately $4,400,000 (or $4.17 per share) will be available for distribution in connection with the liquidation.


Q.   Will shareholders have appraisal rights?

A. No. Shareholders of the Company will not have appraisal rights as a result of this transaction.


Q.   What should shareholders do now?

A. Shareholders should mail their signed and dated proxy card in the enclosed envelope as soon as possible, so that their shares will be represented at the shareholders' meeting.


Q. Can shareholders change their vote after they have mailed a signed proxy card?

A. Yes. Shareholders can change their vote in one of three ways at any time before their proxies are used. First, shareholders can revoke their proxies by written notice. Second, shareholders can complete new, later-dated proxy cards. Third, shareholders can attend the special shareholders' meeting and vote in person.


Q.   How are shares held in a broker's name voted?

A. Brokers will vote shares nominally held in their name (or in what is commonly called "street name") only if the beneficial shareholder provides the broker with written instructions on how to vote. Absent such instructions, these shares will not be voted. Shareholders are urged to instruct their brokers in writing to vote shares held in street name for the proposed transaction.


Q.   Whom should shareholders call with questions?

A. The Company shareholders who have questions about the transaction should call Eugene K. Friesen, the Company's Senior Vice President and Treasurer, at (972) 823-9941.


Q.   Has the Company sought a fairness opinion on the Proposed
     Liquidation?

A. No. The Company has not sought a fairness opinion on the Proposed Liquidation.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Proxy Statement contains forward-looking statements including statements containing the words "believes," "anticipates," "expects," "intends" and words of similar import. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that the Company believes might cause such differences include the amount and nature of liabilities of or that may be asserted against the Company, the timing and amount of any distributions to shareholders pursuant to the Plan of Liquidation, and those specific risks that are discussed in the cautionary statements accompanying the forward-looking statements in this Proxy Statement and in the Risk Factors detailed in the Company's previous filings with the Securities and Exchange Commission (the "Commission"). In assessing forward-looking statements contained herein, shareholders are urged to read carefully all cautionary statements contained in this Proxy Statement and in those other filings with the Commission.

                      HOWARD B. WOLF, INC.
                        3809 Parry Avenue
                    Dallas, Texas  75226-1753
                         (214) 823-9941

                    _________________________

                         PROXY STATEMENT
               FOR SPECIAL MEETING OF SHAREHOLDERS

                       THE SPECIAL MEETING

TIME, DATE AND PLACE OF SPECIAL MEETING

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Howard
B. Wolf, Inc., a Texas corporation (the "Company") for use at the Special Meeting of Shareholders to be held at 10:00 a.m. (Dallas, Texas time) on _______, April __, 1999 at ______________________,
Dallas, Texas ________ and at any meeting held upon adjournment or postponement thereof (the "Special Meeting").

     Copies of this Proxy Statement, the attached Notice of Special Meeting of Shareholders, and the enclosed form of proxy are first being mailed to the Company's shareholders on or about
____________, 1999.


PURPOSE OF THE SPECIAL MEETING; RECOMMENDATION OF THE BOARD OF
DIRECTORS

     At the Special Meeting, holders of the Company's common stock, $0.33 1/3 par value per share (the "Common Stock"), will consider the advisability of dissolving the Company by voting upon a proposal to approve and adopt the Plan of Complete Liquidation and Dissolution (the "Plan of Liquidation"), pursuant to which the Board of Directors of the Company proposes to liquidate the Company (the "Proposed Liquidation") and distribute the assets of the Company to the shareholders. A copy of the Plan of Liquidation has been attached as Appendix A to this Proxy Statement.

     Pursuant to the applicable provisions of the Texas Business Corporation Act (the "TBCA"), the Company is required to obtain the affirmative vote of at least two-thirds (66-2/3%) of the outstanding shares of Common Stock in order to voluntarily dissolve the Company. Upon the adoption of a resolution of the shareholders of the Company to adopt the Plan of Liquidation, and after compliance with the provisions of the TBCA, the Company shall effect the Proposed Liquidation.

THE  BOARD  OF  DIRECTORS HAS APPROVED THE  PLAN  OF  LIQUIDATION
(SUBJECT TO SHAREHOLDER APPROVAL) AND RECOMMENDS THAT THE COMPANY
BE DISSOLVED.

     The Company has made no provision or plan as to what it would do if the shareholders of at least two-thirds of its common stock do not vote in favor of the Plan of Liquidation.

RECORD DATE AND OUTSTANDING SHARES

     The Board of Directors of the Company has fixed the close of business on ____________, 1999 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Accordingly, only holders of record of the Company's Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting, either by proxy or in person. As of the Record Date, there were ____ holders of record of the Common Stock of the Company and 1,056,191 shares of Common Stock were issued and outstanding.


INTENTIONS TO VOTE

     The directors and executive officers of the Company, who beneficially hold an aggregate of approximately ________ of the outstanding shares of Common Stock of the Company, have indicated their intentions to vote their shares in favor of the Plan of Liquidation. As of the Record Date, the total number of shares of Common Stock which these individuals have indicated a desire to vote equal [453,598] shares of Common Stock. Accordingly, approval of the Plan of Liquidation by the Company's shareholders is likely. See "Ownership of Common Stock by Management."

QUORUM AND VOTING OF PROXIES; REVOCATION

     The presence at the Special Meeting, in person or by proxy, of the holders of one-half (50%) of the Company's aggregate shares of issued and outstanding Common Stock on the Record Date will constitute a quorum at the Special Meeting. Shares of Common Stock which are represented by properly executed proxy cards received by the Company at or prior to the Special Meeting, and not duly and timely revoked, will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares of Common Stock so represented FOR the Plan of Liquidation.

     Any holder of Common Stock has the power to revoke his or her proxy at any time before it is voted at the Special Meeting by delivering a written notice of revocation to the Secretary of the Company, by a duly executed proxy bearing a later date, or by voting by ballot at the Special Meeting.

     Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. The persons named as proxies with respect to the Special Meeting may propose and vote for one or more adjournments of the Special Meeting to permit further solicitation of proxies in favor of the proposals; provided, however, that no proxy which is voted against the Plan of Liquidation will be voted in favor of any such adjournment or postponement.

VOTING RIGHTS

     Each share of Common Stock is entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting. The Common Stock constitutes the only outstanding capital stock of the Company.

VOTE REQUIRED

     The affirmative vote of the holders of at least two-thirds (66%) of the issued and outstanding shares of Common Stock on the Record Date is required to approve the Plan of Liquidation. Abstentions and "broker non-votes" will have the effect of votes against approval of the Plan of Liquidation. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

NO DISSENTERS' OR APPRAISAL RIGHTS UNDER TEXAS LAW

     Shareholders of the Company who do not approve of the Plan of Liquidation are not entitled to appraisal rights, dissenters' rights or any other rights with respect to the Proposed
Liquidation under Texas law or the Company's Restated Articles of Incorporation, as amended.

PROXY SOLICITATION AND EXPENSES

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. All expenses of this solicitation, including the cost of preparing, assembling, and mailing this proxy soliciting material and Notice of Special Meeting of Shareholders, will be paid by the Company. Additional solicitation of holders of Common Stock by mail, telephone, facsimile or by personal solicitation may be done by directors, officers and regular employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable out-of-pocket expenses.

                    THE PROPOSED LIQUIDATION

GENERAL

     The Company's Board of Directors unanimously recommends to the shareholders that the shareholders approve adoption of the Plan of Liquidation of the Company. By Resolution dated
February 3, 1999, the Directors approved the Plan of Liquidation (a copy of which is attached to this Proxy Statement as Appendix
A). The Plan of Liquidation is subject to the approval of the shareholders of the Company, which is the matter to be considered at the Special Meeting. The summary description of the Plan of Liquidation and its effects set forth hereafter is qualified in its entirety by reference to the Plan of Liquidation itself. The Plan of Liquidation basically provides that upon adoption by the shareholders, the Company will be dissolved and its corporate existence terminated in accordance with Texas law.

     Assuming that the Plan of Liquidation is approved by the shareholders at the Special Meeting, then the Board of Directors will proceed in the following manner:

1. To the extent deemed necessary by the Board of Directors, the Board will establish and set aside reasonable amounts to meet claims against the Company, including all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown. Claims which are filed with the Company will be dealt with and provision will be made for payment of all duly approved claims and liabilities (to the extent of available funds realized upon sale of the Company's assets). The Company will also pay all expenses of the liquidation and termination of the Company's existence from the Company's cash and from the sale of these assets. (See "Provision of Liabilities and Claims" hereafter).

2. If deemed appropriate by the Board of Directors, the Company may establish an escrow account ("Escrow Account") or Trust ("Trust") and transfer to one or more escrow agents or trustees, for the benefit of the shareholders (the "Escrow Agent(s)" or "Trustee(s)," respectively), under an Escrow Account or Trust, any assets of the Company which are (a) not reasonably susceptible to distribution to the shareholders, including without limitation non-cash assets and assets held on behalf of the shareholders (i) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as may be required or (ii) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder or (b) held as a contingency reserve out of which maybe paid any contingent liabilities, including but not limited to those rising under workers' compensation, environmental laws, federal or state securities law, or any other federal or state laws, which arise after the dissolution of the Company.

3. The Company shall distribute pro rata to the shareholders all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash, in such amounts, and at such time or times, as the Board of Directors, Escrow Agent (s) or the Trustee(s) (as applicable), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors, Escrow Agent(s) or the Trustee(s), in their absolute discretion, the Company may establish and set aside a reasonable amount (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, tax obligations, and all expenses of the sale of the Company's property and assets, of the collection and defense of the Company's property and assets, and of the liquidation and dissolution provided for in the Plan of Liquidation. This Contingency Reserve may consist of cash and/or property.

4. After provision for creditors' claims is made and all property has been distributed and if there are no pending legal, administrative or arbitration proceedings or adequate provisions have been made to satisfy any judgment arising therefrom, Articles of Dissolution will be filed with the Texas Secretary of State, pursuant to the Texas Business Corporation Act ("TBCA"), and any and all other necessary or appropriate actions will be taken to dissolve and to terminate the Company's existence.

PROVISION FOR LIABILITIES AND CLAIMS

     The Board of Directors believes that no material contingent claims are outstanding as of the date of this Proxy Statement.

ESTIMATED AMOUNT AVAILABLE FOR DISTRIBUTION PER SHARE

     The following estimate of the amount available for distribution to shareholders is based upon the Board of Directors' best estimates of the amounts available, the expenses to be incurred and provisions for immaterial outstanding contingent liabilities. Although the Directors have carefully reviewed all of this material, it must be emphasized that THESE AMOUNTS ARE ESTIMATES ONLY AND MUST BE CONSIDERED AS PRELIMINARY. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT THE ESTIMATED LIQUIDATION AMOUNT WILL BE ACTUALLY REALIZED OR THAT THE AMOUNTS DISTRIBUTED TO SHAREHOLDERS WILL NOT VARY MATERIALLY FROM THE PRELIMINARY AMOUNTS WHICH ARE SET FORTH BELOW. While it is not possible to determine the exact amount that may ultimately be realized upon disposition of the Company's assets if the Plan of Liquidation is adopted by the shareholders, the Directors believe that the amount available for distribution as a result of the liquidation, will aggregate approximately $4.17 per share as set forth below:


                                          Book Value on          Estimated
             Category                   February 3, 1999      Realizable Value
----------------------------------    --------------------  -------------------
Current Assets:

  Cash and cash equivalents             $      750,000        $      750,000
  Accounts receivable                        1,900,000             1,500,000
  Inventories                                3,500,000             2,200,000
  Prepaid expenses                              50,000                     0
  Refundable federal income tax                200,000               400,000
  Deferred federal income tax                  239,000               165,000
                                        --------------        --------------
       Total current assets                 $6,639,000             5,015,000

Property, plant and equipment                  800,000             1,800,000
(net)

Property, plant and equipment not                    0               235,000
used in  operations (net)

Other assets                                    50,000                50,000
                                        --------------        --------------

          Total assets                      $7,489,000        $    7,100,000
                                        ==============        ==============

Current liabilities:

  Accounts payable and                  $      400,000        $    2,260,000
       accrued liabilities
                                                     0               440,000
Contingency liability reserve

Deferred federal income tax                     70,000                     0

Shareholders' equity                         7,019,000             4,400,000
                                        --------------        --------------

     Total liabilities
       and shareholders' equity             $7,489,000        $    7,100,000
                                        ==============        ==============

Estimated amount available for                     N/A        $    4,400,000
distribution to shareholders


Amount per share                                   N/A                 $4.17

DISTRIBUTION TO SHAREHOLDERS

     The Plan of Liquidation provides that the remaining assets of the Company will be distributed to the shareholders at such time as may be determined by the Board of Directors (or the Escrow Agent (s) or Trustee(s), as applicable). The character, amount and timing of these distributions will depend upon claims filed against the Company during the claim periods established by law and under the Plan of Liquidation, as well as any amounts deemed necessary or appropriate to provide for the satisfaction of the Company's liabilities, either fixed or contingent, as well as the expenses of liquidating the Company.

     The expenses of winding up the Company's affairs, preparing all reports required by federal and state law in connection with the Company's continued existence, the negotiation and completion of payment of any claims against the Company, as well as all expenses and liabilities which continue to arise or be incurred during the course of the liquidation process will reduce the amount of assets available for distribution to the shareholders.

     Upon the initial distribution under the Plan of Liquidation, shareholders may be required to surrender their common stock certificates to the Company or its agents for cancellation. If the distributions are to be made out of a Trust, then the shareholders will have to surrender their common stock certificates as a condition to entitlement to receive distributions from a Trust.

     The Company anticipates that the initial distribution to shareholders will occur within 180 days of the approval of the Plan of Liquidation.

DIRECTORS, OFFICERS AND INDEMNIFICATION

     It is anticipated that the Company will continue to pay compensation to certain officers who continue to provide services to the Company at present levels through May 31, 1999.

     It is anticipated that all of the Company's directors (all but two of whom are shareholders of the Company) will remain directors of the Company until the Certificate of Dissolution becomes effective.

     The Plan of Liquidation provides for indemnification to the directors, officers, employees or agents of the Company against all liabilities and expenses in connection with the liquidation or any other affairs of the Company. In the event the Company's assets, which may be held by a Trust for the benefit of shareholders, are insufficient to satisfy these liabilities and expenses, the Company will indemnify such persons moving funds from the Contingency Reserve.

BACKGROUND OF THE PROPOSED LIQUIDATION

     In 1952 Howard B. Wolf, Inc. began the designing, manufacturing and marketing of the HOWARD WOLF label, which consisted primarily of dresses for career and professional women who demanded smart, fashionable clothes at a competitive price. The Company developed a design staff and production facilities to insure the look and quality of its products. Its primary market was better women's specialty stores and department stores.
HOWARD WOLF fashions carved out a unique niche in the market place and became a prestigious label among discriminating consumers. As consumer demand changed in the market place, the Company introduced HOWARD WOLF SPORTSWEAR label in 1972. Maintaining most of their profile and marketplace, the HOWARD WOLF labels enjoyed much success. Additional labels - PRET-A-PORTE - dresses and sportswear and ERNESTO W. blouses - were introduced in 1969 and 1976, respectively. In 1993, the HOWARD WOLF W label, featuring dresses and sportswear in fashionable larger sizes, was introduced. Due to a lack of sales volume, the three latter mentioned labels were primarily relegated to serve certain stores that placed special request orders.

     In 1994 management recognized that the Company's traditional target distribution channels, i.e. independent retail specialty stores, were experiencing a decline in volume and that many were opting to close their doors. The Company engaged a consulting firm to analyze all aspects of its operations and markets with a view to reposition itself for growth over the next decade. Management concluded that the best course of action was to continue to broaden the Company's market base by gaining a greater penetration in selected geographical territories and increase its marketing in Canada and Mexico. In addition, steps were taken to develop chain and catalogue distribution.

     The desired volume was not achieved in these geographical territories, and initial export distribution was soon reduced dramatically by the peso devaluation in Mexico and the economic downturn in Canada. However, the volume of such exports never made any material contribution to the Company. The development of chain and catalogue sales was moderately successful, but profit margins were unacceptably low in this segment of business.

     In the 1980's, the Company closed all of its non-headquarters' factories in order to gain cost efficiencies and quicker turn-around time in production. Independent sewing contractors were utilized together with limited offshore production. In order to gain the cost efficiencies considered necessary to be competitive in the marketplace, the Company sought to significantly increase its sales volume to take advantage of offshore production.

     In the mid-1990's, the Company continued to experience the erosion of its primary marketplace as more and more independent women's specialty stores closed and many of the remaining stores were placing smaller and smaller orders. Generational and societal buying habits of women were among the reasons for the stores' lower sales. Upon continued research and study, management determined that it would be necessary to try to find a compatible company to acquire or to merge with in order to gain both sales volume and the efficiencies necessary to generate acceptable profit levels. In 1996, the number one consulting firm in the apparel industry was engaged to explore the entire marketplace, both domestic and international, for the best candidate for acquisition or merger. After a two-year search a compatible partner had not been found.

     In 1997, the Company did extensive research on vertical retailing and opened two pilot HOWARD WOLF outlet mall retail stores in premium outlet malls in Napa, California and Las Vegas, Nevada. After approximately a year and one-half of operations in Napa and approximately 11 months of operations in Las Vegas, profitable sales volumes were not achieved and both stores closed.

     Sales orders booked for the Fall 1998 season and the Holiday/Cruise 1998 season continued to be below desired levels. The Company's operations for the first quarter ended August 31, 1998 were at a break-even profit level. Sales orders booked for the Spring 1999 season were approximately forty percent lower than in 1998. This lower sales volume contributed to the Company's loss of $441,000 for the quarter ended November 30, 1998.

     Management again scrutinized all of the Company's business and concluded that in the foreseeable future little change, if any, would be forthcoming in its niche in the fashion industry. Many department stores and discount volume stores have become deeply entrenched in obtaining their own private label brands through volume importers, thus making them direct competitors. Management also noted that several apparel manufacturers throughout the country were closing.

     With the amount of 1999 Spring and Summer orders booked, the Company's loss from operations in the third quarter was projected to be even greater than in the second quarter. Again, one more effort was made to find a strategic partner. When this failed, management recommended to the Board of Directors that in the best interests of the shareholders, the Company should meet its obligations to its loyal customers by completing the production and shipment of the 1999 Spring and 1999 Summer seasons and then present to the shareholders the Plan of Liquidation. After intense study and research, the Board of Directors approved a press release to inform the shareholders and financial community of the decision and to take the necessary action to call a special shareholders meeting.

     In February of 1999, the Company sold its facility in Greenville, Texas, for $237,000. This facility had been leased to a non-related entity and was not used in the Company's operations.

     The Company had entered into a contract whereby it would have sold its Parry Avenue property in Dallas, Texas. However, this contract was terminated by the prospective buyer and the parties have negotiated a new agreement, pursuant to which such prospective buyer must purchase the Parry Avenue property for $1,700,000 or forfeit a $25,000 deposit. Upon any such sale of the Parry Avenue property, the Company will lease back the Parry Avenue property until it terminates its operations at the facility or moves into another facility.

     On February 16, 1999, the Company entered into a purchase agreement (the "Purchase Agreement") with Jean St. Germain, a California corporation ("JSG") pursuant to which the Company agreed to sell JSG all of the assets necessary to produce salesman's samples of the Howard Wolf Fall 1999 collection. In addition, subject to either (a) the approval of the Company's shareholders of the Plan of Liquidation, or (b) a vote by the Company's Board of Directors to proceed without such approval, the Company shall sell to JSG its interest in the Intellectual Property (as defined in the Purchase Agreement). During the period between the date of the Purchase Agreement and the I.P. Closing Date (as defined in the Purchase Agreement), the use of the Intellectual Property by JSG shall be governed by that certain license agreement by and between the Company and JSG attached as an exhibit to the Purchase Agreement.

     On October 8, 1998, the Company began to downsize its staff.
As of March 2, 1999, the Company had 19 employees.

THE COMPANY'S REASONS FOR THE PROPOSED LIQUIDATION;
RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE PLAN OF LIQUIDATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE PLAN OF LIQUIDATION AND RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PLAN OF LIQUIDATION.
                  ---

     As described above under "Background of the Proposed Liquidation," the decision of the Company's Board to approve the Plan of Liquidation followed months of exploring and analyzing the advantages and disadvantages of liquidating the Company's assets. In making its recommendation to the shareholders of the Company, the Board considered a number of factors, including those noted immediately below which were determined by the Board to favor a decision to consummate the Proposed Liquidation:

     (i) the current financial condition and future prospects for the Company, especially in light of the Board's conclusion that the potential for growth in the Company was limited without significant additional capital expenditures or finding a strategic partner;

     (ii) liquidation will permit the Company's shareholders to receive a portion of the value of the Company's assets, which the Board believes have been depreciated to less than current realizable value;
            and

     (iii) liquidation will prevent further erosion of the shareholders' equity through continuing net operating losses.

     The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes all material factors considered by the Board. The Board did not attempt to quantify or otherwise assign relative weights to the specific factors it considered or determine that any factor was of particular importance. A determination of various weightings would, in the view of the Board of Directors, be impractical. Rather, the Board viewed its position and recommendations as being based on the totality of the information presented to, and considered by, the Board. In addition, individual members of the Board may have given different weight to different factors.

INTEREST OF CERTAIN PERSONS IN THE PROPOSED LIQUIDATION

     The directors of the Company currently anticipate that, upon the dissolution of the Company, the Company will provide each of its employees with severance payments equal to one week's salary for each year of service by such employee, up to a maximum of ten weeks. The total amount of such payments is estimated to be $300,000. No assurance can be given that this estimated amount for severance payments will not vary from the amount set forth above.

REGULATORY APPROVALS

     The Plan of Liquidation does not require any regulatory approvals other than the federal filings required under applicable U.S. securities laws in connection with this Proxy
Statement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material federal income tax consequences of the Proposed Liquidation, including the Plan of Liquidation, to the Company and its shareholders, but is not intended to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories or shareholders subject to special treatment under certain federal income tax laws (such as, for example, dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

     The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, either prospectively or retrospectively, by legislative, administrative or judicial action. The following discussion has no binding effect on the IRS or the courts and assumes that the Company will liquidate in accordance with the Plan of Liquidation. Distributions pursuant to the Plan of Liquidation may occur at various times and in more than one tax year. No assurances can be given that the tax treatment described herein will remain unchanged through each distribution.

     No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and the Company will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein. There can be no assurance that a Trust (if implemented) will be treated as a Trust for federal income tax purposes or that the distributions made pursuant to the Plan of Liquidation will be treated as liquidating distributions. There can be no assurance that the Company's determination of the fair market value of any property distributed will not be challenged, or that, if challenged, will be upheld. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the Company and/or the shareholder level, thus reducing the benefit to the shareholders and the Company from the liquidation.

     CONSEQUENCES TO THE COMPANY. After the approval of the Proposed Liquidation and until the liquidation is complete, the Company will continue to be subject to tax on its taxable income. The Company will generally recognize taxable gain or loss on sales of its property pursuant to the Plan of Liquidation. Upon any liquidating distribution of property to the shareholders or to a Trust (if applicable), the Company will generally recognize gain or loss as if such property were sold to the shareholders and/or a Trust. The amount of any such gain or loss will be the difference between (i) the Company's adjusted tax basis for each asset and (ii) the amount of consideration received for that asset (reduced by the costs of the transaction allocable to that asset) in the case of a sale, or the asset's fair market value in the case of a liquidating distribution.

     It is anticipated that the net taxable income recognized by the Company as a result of the sale of its assets will not create a significant current regular federal income tax liability for the Company because of the Company's anticipated level of operating losses and expenses for the fiscal year ending May 31, 1999.

     CONSEQUENCES TO SHAREHOLDERS. The shareholders will not recognize any gain or loss as a result of the sale by the Company of its assets (or deemed sale of assets, in the event of any liquidating distribution of property to the shareholders and/or to a Trust). As a result of receiving a liquidating distribution from the Company, a shareholder will recognize gain or loss equal to the difference between (i) the sum of the amount of money distributed to such shareholder directly or to a Trust on the shareholder's behalf (if applicable), and (ii) such shareholder 's adjusted tax basis for his or her shares of Common Stock. A shareholder adjusted tax basis will depend upon various factors, including such shareholder's cost and the amount and nature of any distributions received with respect thereto. Any gain or loss should be capital gain or loss provided that the shares are capital assets in the hands of the shareholder and will be long-term capital gain or loss. Long-term capital gain realized by a shareholder that is an individual, estate or trust may be eligible for reduced tax rates.

     The Company will provide shareholders and the IRS with a statement of the amount of cash and the fair market value (as determined by the Company) of any property distributed to the shareholders during that year, at such time and in such manner as required by the Treasury Regulations.

     THE TRUST. If the Company transfers assets to a Trust, shareholders will be treated for tax purposes at the time of transfer as having received their pro rata share of money transferred to the Trust, reduced by the amount of known liabilities assumed by the Trust or to assets transferred are subject. A Trust itself should not be subject to tax, assuming that it is treated as a Trust for federal income tax purposes. After formation of a Trust, shareholders must take into account for federal income tax purposes their pro rata portion of any income, expense, gain or loss recognized by the Trust.

     As indicated above, the Company has not obtained any IRS ruling as to the tax status of a Trust, and there can be no assurance that the IRS will agree with the Company's conclusion that a Trust should be treated as a Trust for federal income tax purposes. If it were determined that a Trust should be classified for federal income tax purposes as an association taxable as a corporation (as a result of the change in the IRS ruling guidelines or administrative positions, or otherwise), income and losses of the Trust would be reflected on its own tax return rather than being passed through to the shareholders and the Trust would be required to pay federal income taxes at corporate tax rates. Furthermore, a significant portion of the above discussion would no longer be accurate. For instance, all or a portion of any distribution made to the shareholders from a Trust may be treated as a dividend subject to tax at ordinary income tax rates.

     STATE AND LOCAL TAX CONSEQUENCES. The Company may be subject to liability for state and local taxes with respect to the sale of assets. Shareholders may also be subject to liability for state and local taxes with respect to their receipt of liquidating distributions and their interests in a Trust. State and local tax laws may differ in various respects from federal tax law. Shareholders should consult their tax advisors with respect to the state and local tax consequences of the Plan of Liquidation.

     THE FOREGOING SUMMARY OF CERTAIN TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY SHAREHOLDER. THE TAX CONSEQUENCES OF THE PLAN OF LIQUIDATION MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF A SHAREHOLDER. THE COMPANY RECOMMENDS THAT EACH SHAREHOLDER CONSULT HIS OR HER OWN ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PLAN OF LIQUIDATION.

EXPENSES AND OTHER FEES

     The expenses of administering the Company, winding up the Company's affairs, preparing all reports required by federal and state law in connection with the Company's continued existence, negotiating and completing payment of any claims against the Company, and providing for the payment of all expenses and liabilities which continue to arise or be incurred during the course of the liquidation process will be paid by the Company.

DELISTING AND DEREGISTRATION OF THE COMPANY'S COMMON STOCK

     If the Plan of Liquidation is approved, the Company's Common Stock will be delisted from the American Stock Exchange and will be deregistered under the Securities Exchange Act of 1934. The stock ledger of the Company will closed upon such delisting and deregistration.

OWNERSHIP OF COMMON STOCK BY MANAGEMENT

     The following table sets forth the beneficial ownership (as defined by the rules of the Commission) of Common Stock of the Company by (1) each director of the Company, (2) the Company's Chief Executive Officer and each of the Company's other executive officers (other than the Chief Executive Officer) whose total salary and bonus exceed $100,000 and (3) all directors and officers as a group, together with the percentage of the outstanding shares which such ownership represents. Information is stated as of ___________, 1999.


                                  Amount and Nature of
   Name of Beneficial Owner     Beneficial Ownership (1)   Percent of Class
------------------------------- ------------------------  ------------------
Creed L. Ford III                        1,000                      *
Eugene K. Friesen                       36,580                     3.5
Joel Held                                    -                      -
Juan M. Villamizar                           -                      -
Howard B. Wolf (2) (3)                 254,729                    24.1
Robert D. Wolf (2) (4)                 161,289                    15.3
All officers and directors as a
group (6 persons) (2) (3) (4)          453,598                    42.9

* less than one percent


(1) The nature of the beneficial ownership of the shares by the respective persons is sole voting and investment power unless otherwise indicated.
(2) Howard B. Wolf is the father of Robert D. Wolf. Each of such persons wholly disclaims any beneficial ownership of shares owned by the other.
(3) Lois C. Wolf (wife of Howard B. Wolf) owns 42,665 shares over which she has sole voting and investment powers. In addition to the 254,729 shares, 40,600 shares are owned by an "affiliate" of Mr. Wolf as that term is defined in the General Rules and Regulations under the Securities Exchange
     Act of 1934, and are held of record by Mr. Wolf as trustee for certain private charitable foundations created by him.
     Mr. Wolf disclaims any beneficial interest in such shares.
(4)  Includes 1,000 shares held as trustee for his daughter.


       SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY
     (Amounts in Thousands, Except Share and Per Share Data)

     The following selected consolidated financial data for the five fiscal years ended May 31, 1998 is derived from the audited consolidated financial statements of the Company. The selected consolidated financial data presented below should be read in conjunction with the consolidated financial statements of the Company, together with the Notes to consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in the Company's Annual Report on Form 10-K for the year ended May 31, 1998, included as Appendix B attached hereto, and the Company's Quarterly Report on Form 10-Q for the period ended November 30, 1998, included as Appendix C attached hereto.





                          1998        1997        1996        1995        1994
                       ----------  ----------  ----------  ----------  ----------
Net Sales               $ 14,322    $ 14,242    $ 15,213    $ 14,436    $ 14,269

Income before
  federal income tax         626       1,004       1,332       1,220       1,222

Provision for federal
  income tax                 224         370         460         431         441

Net income                   402         634         872         789         781

Basic and diluted
  earnings per share         .38         .60         .83         .75         .74

Cash dividends per
  common share               .32         .32         .32         .30         .28

     Total assets          9,778       9,552       8,834       8,796       8,266


         PRO FORMA CONSOLIDATED SELECTED FINANCIAL DATA
     (Amounts in Thousands, Except Share and Per Share Data)
                           (Unaudited)

     The following unaudited pro forma consolidated selected financial data for the fiscal year ending May 31, 1999, was derived from the unaudited pro forma consolidated statements of operations and the unaudited pro forma consolidated balance sheet included elsewhere in this Proxy Statement. This pro forma consolidated selected financial data should be read in conjunction with the description of the Plan of Liquidation contained in this Proxy Statement and the pro forma financial data appearing elsewhere herein and the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended May 31, 1998, included as Appendix B attached hereto, and the Company's Quarterly Report on Form 10-Q for the period ended November 30, 1998, included as Appendix C attached hereto.


                             Actual Fiscal Year   Pro Forma Fiscal Year
                                   Ended                  Ended
                                May 31, 1998          May 31, 1999
                            -------------------  ----------------------

Net sales                        $   14,322           $    9,600

Income (loss) before
   federal income tax                   626               (1,305)

Provision for (refund of)
   federal income tax                   224                 (425)

Net income (loss)                       402                 (880)

Basic and diluted earnings
   (loss) per share                    0.38                (0.83)

Cash dividends paid per
   common share                        0.32                 0.16

Total assets                          9,778                7,100

                     STOCK PERFORMANCE DATA

MARKET INFORMATION

     The following table sets forth the high and low sales prices per share of the Company's Common Stock on the American Stock Exchange and the amount of and dividend paid for the quarterly periods presented.
                                        High      Low    Dividend
                                      --------  -------- --------
   Fiscal Year Ended May 31, 1997
      First Quarter                    7-5/8     6-1/2      .08
      Second Quarter                   7-3/8     6-1/8      .08
      Third Quarter                    6-3/4     5-7/8      .08
      Fourth Quarter                     7       5-1/2      .08


   Fiscal Year Ended May 31, 1998
      First Quarter                    6-1/2     5-3/8      .08
      Second Quarter                   6-1/2    5-13/16     .08
      Third Quarter                    6-1/4     5-1/2      .08
      Fourth Quarter                   6-1/4     5-1/2      .08


   Fiscal Year Ending May 31, 1999
      First Quarter                    5-9/16    5-1/4      .08
      Second Quarter                   5-7/16    4-3/8      .08
      Third Quarter (through
        February 28, 1999)             4-5/8     3-1/8      .00


RECENT MARKET PRICE

     The following table sets forth the closing price and the high and low sales prices per share of the Company's Common Stock on the American Stock Exchange on February 3, 1999, the last trading day preceding the public announcement of the Proposed Liquidation and on __________, 1999 the latest practicable date trading before the printing of this Proxy Statement. Shareholders are urged to obtain current market quotations.

                                     Closing   High     Low
                                     -------  ------- --------
       February 3, 1999              3-7/16   3-7/16  3-7/16
       __________, 1999

NUMBER OF HOLDERS

     As of the Record Date, 1,056,191 shares of Common Stock were issued and outstanding and were held of record by approximately
[____] persons, including several holders who are nominees for an undetermined number of beneficial owners.

                   COMPARATIVE PER SHARE DATA
                           (Unaudited)

     The following table reflects the historical net income
(loss) per share from continuing operations in comparison with the pro forma net income (loss) per share from continuing operations after giving effect to the Proposed Liquidation. The information presented in this table should be read in conjunction with the description of the Proposed Liquidation contained in this Proxy Statement and the pro forma financial data appearing elsewhere herein and the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended May 31, 1998 included as Appendix B attached hereto, and the Company's Quarterly Report on Form 10-Q for the period ended November 30, 1998, included as Appendix C attached hereto.

                                Actual Fiscal      Pro Forma
                                    year          Fiscal Year
                                    Ended            Ended
                                May 31, 1998     May 31, 1999
                              ----------------   -------------

Net income (loss) per share:

  Basic and diluted earnings
    (loss) per share                $0.38           ($0.83)

                    PRO FORMA FINANCIAL DATA

     The following unaudited pro forma consolidated balance sheet as of May 31, 1999 reflects the historical accounts of the Company as of that date adjusted to give pro forma effect to the Proposed Liquidation as if such liquidation had occurred as of May 31, 1998.

     The pro forma financial data and accompanying notes should be read in conjunction with the description of the Proposed Liquidation contained in this Proxy Statement and the Consolidated Financial Statements and related notes included: 1) in the Company's 1998 Annual Report on Form 10-K previously filed with the Commission, a copy of which accompanies this Proxy Statement as Appendix B attached hereto and 2) in the Company's Quarterly Report on Form 10-Q previously filed with Commission, a copy of which accompanies this Proxy Statement as Appendix C attached hereto. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the pro forma financial data. The pro forma financial data is provided for informational purposes only and should not be construed to be indicative of the Company's financial condition or results of operations had the Proposed Liquidation occurred on the dates assumed and are not intended to project the Company's financial condition on any future date or results of operations for any future period.


                                                    Fiscal Year Ended
                                             ---------------------------------
                                             May 31, 1998         May 31, 1999
                                               (Audited)          (Pro Forma)
                                             -------------       -------------
                                       (in dollars, except for shares outstanding)
Net Sales                                    $ 14,321,914        $  9,600,000
Costs and expenses:
 Cost of sales                                  9,487,555           8,300,000
 Selling, general
  and administrative
  expenses                                      4,127,553           3,300,000

 Provision for
  bad debt expenses                               137,969             350,000

                                             ------------        ------------
       Total                                   13,753,077          11,950,000

Income (loss) from operations                     568,837          (2,350,000)

Gain on sale of property,
 plant and equipment                                                1,085,000
Other income (expense)                             43,881             (35,000)
Interest income                                    48,813              35,000
Interest expense                                  (35,133)            (40,000)

Income (loss) before
 federal income tax                               626,398          (1,305,000)
Federal income tax provision                     (224,477)            425,000

Net income (loss)                                 401,921            (880,000)

Retained earnings - beginning                   5,369,844           5,434,000
Cash dividends                                   (337,981)           (169,000)

Retained earnings - ending                      5,433,784           4,385,000

Average number
 of shares outstanding                          1,056,191           1,056,191

Basic and diluted
 earnings (loss) per share                           0.38               (0.83)

Dividends paid per share                             0.32                0.16


                              -21-





                                             May 31, 1998         May 31, 1999
                                               (Audited)          (Pro Forma)
                                             -------------       -------------

Current assets:
  Cash and cash equivalents                  $  1,128,991        $    750,000
  Accounts receivable                           2,530,137           1,500,000
  Inventories                                   4,620,568           2,200,000
  Prepaid expenses                                159,322                   0
  Refundable federal income tax                   112,813             400,000
  Deferred federal income tax                     234,000             165,000
     Total current assets                       8,785,831           5,015,000

Property, plant and equipment (net)               939,214           1,800,000

Property, plant and equipment
 not used in operations (net)                         678             235,000

Other assets                                       51,957              50,000

       Total assets                             9,777,680           7,100,000

Current liabilities:
  Accounts payable and
    accrued liabilities                         1,975,408           2,260,000

Contingency liability reserve                           0             440,000

Deferred federal income tax                        74,000                   0

Shareholders' equity                            7,728,272           4,400,000

       Total liabilities
        and shareholders' equity                9,777,680           7,100,000


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this document, which means we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in, or incorporated by reference in, this document. This document incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about the Company and its finances.

            FILING                            PERIOD
------------------------------   -------------------------------
Annual Report on Form 10-K       Fiscal year ended May 31, 1998
Quarterly Report on Form 10-Q    Quarter ended November 30, 1998
Current Report on Form 8-K       Dated February 3, 1999
Current Report on Form 8-K       Dated February 16, 1999

     You should rely only on the information contained or incorporated by reference in this document to vote on the matter or matters presented at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated March __, 1999. You should not assume that the information contained in this document is accurate as of any date other than such date, and the mailing of this document to shareholders shall not create any implication to the contrary.

DEADLINE FOR SHAREHOLDER PROPOSALS

     In the event that the Company is not liquidated and dissolved, the Company presently anticipates that its next Annual Meeting of Shareholders will be held in September 21, of 1999. Any proposal by a Shareholder of the Company intended to be presented at the 1999 Annual Meeting of Shareholders was required to have been received by the Company at its principal executive office not later than May 7, 1999 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                          MISCELLANEOUS

     Lane, Gorman and Trubitt, L.L.P. acted as the Company's independent auditors for the fiscal year ended May 31, 1998. A representative of Lane, Gorman and Trubitt, L.L.P. will attend the Special Meeting to be held April ________, 1999, will have an opportunity to make a statement, and will respond to appropriate questions from shareholders.


                              By Order of the Board of Directors,


                              Howard B. Wolf
                              Chairman of the Board

March __, 1999


Appendices
----------

Appendix A      -   Plan  of Complete Liquidation and Dissolution
                    of the Company.
Appendix B      -   Annual Report of the Company on Form 10-K for
                    the fiscal year ended May 31, 1998
Appendix C      -   Quarterly Report of the Company on Form  10-Q
                    for the period ended November 30, 1998.
Appendix D      -   Current  Report of the Company  on  Form  8-K
                    dated February 3, 1999
Appendix E      -   Current  Report of the Company  on  Form  8-K
                    dated February 16, 1999

                              HOWARD B. WOLF, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL ___, 1999

          The undersigned, having received the Notice of Special Meeting and Proxy Statement dated __________ __, 1999, appoints ______________________________, and each of them as Proxies with full power of substitution to represent the undersigned and to vote all shares of Common Stock of Howard B. Wolf, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held on April ___, 1999 at 10:00 am, Dallas, Texas time, at ______________________________, Dallas, Texas __________, and at any
     adjournment or adjournments thereof.

          Your vote is important! Please sign and date on the reverse and return promptly to ________________________________________________
     in the enclosed envelope, so that your shares can be represented at the meeting.

                  (Continued and to be signed on the reverse)

          THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE PROPOSAL SET FORTH BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

              A proposal to approve and adopt the Plan of Complete Liquidation and Dissolution of Howard B. Wolf, Inc. (the "Company") pursuant to which the Company will liquidate itself and distribute its assets to the shareholders.

          [  ]   FOR          [  ]   AGAINST      [  ]   ABSTAIN

                    Dated: _____________________________________, 1999

                         _____________________________________________
                                             Signature

                         _____________________________________________
                                             Signature

                         Please sign exactly as name appears hereon. Joint owners should each sign. When signing as a fiduciary or for an estate, trust, corporation or partnership, your title or capacity should be stated.

                           APPENDIX A


          PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
                               OF
                      HOWARD B. WOLF, INC.


     This Plan of Complete Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of Howard B. Wolf, Inc., a Texas corporation (the "Company"), in accordance with the Texas Business Corporation Act and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

     1. The Board of Directors of the Company has adopted a resolution recommending that the Company liquidate and dissolve. This Plan has been approved and adopted by the Board of Directors of the Company as being in the best interest of the Company and its shareholders (the "Shareholders"). The Board of Directors has directed that this Plan be submitted to the Company's Shareholders for approval and adoption at a special meeting of the Shareholders called for such purpose.

     2. This Plan shall be adopted and become effective when all of the following steps have been completed (the "Adoption
Date"):

          (a) The Board of Directors shall have called a Special Meeting of the Shareholders of the Company for the purpose of allowing the Shareholders to vote on the question of the liquidation of the Company and dissolution pursuant to
     Article 6.03 of the Texas Business Corporation Act; and

          (b) The Shareholders of the Company shall have approved such liquidation and dissolution and shall have adopted this Plan, in each case by an affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company's common stock entitled to vote thereon (the "Common Stock").

     3. This Plan is intended to be a Plan of complete liquidation and dissolution, and is intended to effect a dissolution of the Company pursuant to the Texas Business Corporation Act. Subject to any rights of third parties, the Board of Directors may, notwithstanding Shareholder authorization of the Plan and of the dissolution of the Company, amend the Plan, but no such amendment shall postpone the effectiveness of the Plan beyond the period contemplated herein.

     4. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

     5. From and after the Adoption Date, the Company shall complete the following corporate actions:

          (a)  The Company shall determine whether and when to
     (i) transfer the Company's property and Escrow Account or assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to
     Section 8 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and the Shareholders. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

          (b) The Company shall pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

          (c) The Company shall distribute pro rata to the Shareholders, all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash, in such amounts, and at such time or times, as the Board of Directors, Escrow Agent (s) or the Trustee(s) (as defined in
     Section 8 hereof), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors, Escrow Agent(s) or the Trustee(s), in their absolute discretion, the Company may establish and set aside a reasonable amount (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, tax obligations, and all expenses of the sale of the Company's property and assets, of the collection and defense of the Company's property and assets, and of the liquidation and dissolution provided for in this Plan. The Contingency Reserve may consist of cash and/or property.

     6. The distributions to the Shareholders pursuant to Sections 5, 7 and 8 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Shareholders, the Board of Directors, Escrow Agent(s) or the Trustee(s), in their absolute discretion, may require the Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors, Escrow Agent(s) or the Trustee(s) of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors, Escrow Agent(s) or the Trustee(s) ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Shareholders, the Board of Directors, Escrow Agent(s) or the Trustee(s), in their absolute discretion, may require the Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity.
The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution,
(ii) the close of business on the date on which the remaining assets of the Company are transferred to the Escrow Account or the Trust or (iii) the date on which the Company ceases to exist under the Texas Business Corporation Act (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common

Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

     7. If any distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Shareholder is entitled (unless transferred to the Escrow Account or the Trust established pursuant to Section 8 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Shareholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

     8. Except as may be limited by law, if deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the Shareholders, as a final liquidating distribution or from time to time in order to effect the completion of the Plan, the Company may establish an Escrow Account ("Escrow Account") or liquidating trust ("Trust"), and transfer to one or more escrow agents or liquidating trustees, for the benefit of the Shareholders (the "Escrow Agent(s)" or "Trustee(s)" respectively), under an Escrow Account or a Trust, any assets of the Company which are (i) not reasonably susceptible to distribution to the Shareholders, including without limitation non-cash assets and assets held on behalf of the Shareholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder or (ii) held as the Contingency Reserve, out of which may be paid any contingent liabilities, including but not limited to those rising under workers' compensation, environmental laws, federal or state securities law, or any other federal or state laws, which arise after the dissolution of the Company. Any Escrow Account or Trust shall be established and maintained at a bank or other financial institution whose deposits are insured by the FDIC and which shall be selected by the Board of Directors, in its sole and absolute discretion. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Escrow Agent, Trustee or Trustees for the benefit of the Shareholders and to receive any assets of the Company. Any Escrow Agent(s) or Trustee(s) appointed as provided herein shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Escrow Agent(s) or Trustee(s), shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Escrow Agent(s) or Trustee(s) shall be deemed to be a distribution of property and assets by the Company to the Shareholders for the purposes of
Section 3 of this Plan. Any such conveyance to the Escrow Agent(s) or Trustee(s) shall be in trust for the Shareholders of the Company. The Company, subject to this Section 8 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Escrow Agent(s) or Trustee(s), on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a vote of at least two-thirds of the Common Stock entitled to vote shall constitute the approval of the Shareholders of any such appointment and any such Escrow Agent(s) or liquidating Trust agreement as their act and as a part hereof as if herein written.

     9. Whether or not an Escrow Account or Trust shall have been previously established pursuant to Section 8, in the event it should not be feasible for the Company to make the final distribution to the Shareholders of all assets and properties of the Company prior to March 31, 2001, then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustee(s) as set forth in Section 8.

     10. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Texas tax authorities and/or any other applicable tax authority and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Texas a certificate of dissolution (the "Certificate of Dissolution") in accordance with the Texas Business Corporation Act.

     11. Adoption of this Plan by holders of at least two-thirds of the Common Stock entitled to vote shall constitute the approval of the Shareholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

     12. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

     13. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay to the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by at least two-thirds of the Common Stock entitled to vote, shall constitute the approval of the Company's Shareholders of the payment of any such compensation.

     14. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Shareholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Shareholders to the extent permitted by the Texas Business Corporations Act.

     15. The Board of Directors of the Company is hereby authorized, without further action by the Shareholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, (a) sell, dispose, convey, transfer, and deliver the assets of the Company, (b) to satisfy or provide for the satisfaction of the obligations of the Company, (c) to distribute all of the assets of the Company to which Shareholders or for their benefit to the extent provided above, (d) to dissolve the Company in accordance with the laws of the State of Texas and cause its withdrawal from all jurisdictions in which it is authorized to do business, and (e) prepare and consummate all filings or acts required by any state or federal law or regulation to wind up its affairs.

     16. The Company shall indemnify each of its directors, officers, employees and agents, trustees, escrow agents and any other advisor engaged by the Company (the words "he", "his," "him," and "person" being used hereafter in this paragraph to refer to such indemnified person and entity), against all liabilities and expenses, including amounts paid in satisfaction or judgments in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding by the Company or any other person, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or while engaged by the Company or thereafter and whether in connection with the liquidation of the Company or otherwise, by reason of his being or having been such a director or trustee, director, officer, employee or agent, except with respect to any matter as to which (i) his action or failure to act was material to the cause of action so adjudicated and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper benefit in money, property or services, or (iii) in the case of any criminal action or proceeding, he had reasonable cause to believe his action or failure to act was unlawful; provided, however that as to any proceeding by or in the right of the Company, indemnification may not be made in respect to any proceeding in which such director or trustee, director, officer, employee or agent, shall have been adjudicated to be liable to the Company. The Board of Directors may make advance payments in connection with the indemnification under this paragraph, provided that the indemnified director, trustee, officer, employee or agent shall have given a written affirmation of his good faith belief that he meets the standard of conduct necessary for indemnification. Indemnification under this section shall be to the fullest extent allowed under the Texas Business Corporation Act. The foregoing indemnification provision shall survive the liquidation and termination of the Company. The rights accruing to any director, trustee, officer, employee or agent under this Section 16 shall not exclude any other right to which he may be lawfully entitled.

     17. This Plan and the terms hereof shall be interpreted and construed under the laws of the State of Texas.

                           APPENDIX B

             May 31, 1998 Annual Report on Form 10-K

                           APPENDIX C

              November 30, 1998 Quarterly Report on
                            Form 10-Q

                           APPENDIX D

                   Current Report on Form 8-K
                     dated February 3, 1999

                           APPENDIX E


                   Current Report on Form 8-K
                     dated February 16, 1999